SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): September 27, 2006 (September 6, 2006)

WINWIN GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21566	84-1219819
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8687 West Sahara, Suite 201, Las Vegas, Nevada 89117
Address of Principal Executive Offices
Zip Code

(702) 212-4530
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The disclosure provided in Item 2.04 is incorporated into this Item 1.01 by reference.

ITEM 2.04             TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On April 21, 2006, WinWin Gaming, Inc. (the “Company”) entered into a Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with Calico Capital Group (“Calico”) and other investors that are co-investing in the Company with Calico (together with Calico, the “Calico Investors”), pursuant to which, the Calico Investors agreed to purchase, up to an aggregate principal amount of three million dollars ($3,000,000) in Secured Convertible Promissory Notes (collectively, the “Convertible Notes”).  Interest accrues under the Convertible Notes at a simple interest rate of seven and one half percent (7.5%) per annum, payable monthly in arrears until the entire outstanding principal remaining unpaid becomes due, and at a rate of twelve percent (12%) after default.  A total of $3,000,000 in principal amount of Convertible Notes is outstanding as of the date hereof.

The Company failed to pay to the Calico Investors the monthly interest payment, in the aggregate amount of $ 17,170.84, that became due on September 1, 2006.  The Company has obtained the written consent of the holders of 57.50% of the principal amount of the outstanding Convertible Notes ($1,725,000 in principal amount) to the deferral of all interest payments under the Convertible Notes held by such holders until the maturity date of the Convertible Notes and a waiver of any default or event of default related thereto.  The remaining 42.50% of outstanding principal amount of Convertible Notes ($1,275,000 in principal amount)  have not consented to the deferral of interest and, therefore, these holders have the right to accelerate full payment of their notes upon notice to the Company.  As of September 27, 2006, the Company has not received such written notice.   The written consent of the noteholders to the deferral of the interest and the related waiver of the event of default is furnished as exhibit 10.1 to this current report.

The Convertible Notes provide for a default rate of interest equal to 12% per annum.  During the 21 day period following the event of default and ending on the day that the event of default was cured, an additional $3,346.88, in the aggregate, in interest accrued on the outstanding Convertible Notes.  Default interest will continue to accrue on the Notes held by noteholders who did not defer interest until the default is cured or maturity of the Note, whichever comes first.

The direct financial obligation arising under the Convertible Notes is increased by the aggregate amount of default interest described above.

No other material obligations of the Company arise, increase or are accelerated nor do any other material obligations of the Company become direct financial obligations as a result of the triggering event or increase of the direct financial obligation arising under the Convertible Notes.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Noteholder Consent by a holder of Convertible Notes in favor of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006

WINWIN GAMING, INC.

By:	/s/ Martie Vlcek
Martie Vlcek, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Noteholder Consent by a holder of Convertible Notes in favor of the Company.